UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023 (August 23, 2023)

Molekule Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MKUL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Molekule Group, Inc. (the “Company” or “Molekule”) is filing this Current Report on Form 8-K to update certain items previously reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2023.

Balance Sheet and Liquidity

As previously reported, for the six months ended June 30, 2023, the Company incurred a net loss of $34.9 million and its net cash used in operating activities was $28.0 million. In addition, at June 30, 2023, the Company’s accumulated deficit was $42.8 million and we had approximately $5.3 million of cash. Notwithstanding the development of Molekule 360 hub (our indoor air quality management solution), integration of software and device technologies and satisfactory performance in our direct to consumer and retail revenues, revenues from our B2B channel have performed below the Company’s expectations and, as a result, the Company is reducing its cost base. Backlog and orders for our new indoor air quality solutions from enterprise and commercial customers have fallen below expectations, resulting in efforts to defer or reduce costs while the Company continues to build a market and demand for its indoor air quality B2B business.

Based on the current liquidity position of the Company and delays in its IoT cloud deployment independence and orders from the B2B business, our board of directors and management have been exploring, and are continuing to explore, various capital raising opportunities, including but not limited to a rights offering or private placement of securities. Some or all of the net proceeds from any capital raise would be used to invest in cost reduction programs associated with our products and services, conducting research and development and funding operations.

The Company is currently in discussions with its principal lender, Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), to restructure its indebtedness. As of June 30, 2023, we had $4.3 million outstanding under a senior term loan with SVB, accruing interest at 9.25%, and maturing in March 2028, and $30 million outstanding under a mezzanine loan with SVB, accruing interest at 14.25%, and maturing in March 2028. In addition, the Company’s subsidiary has a legacy building lease in a building which the Company no longer occupies, that since May 2023, payments for rent thereunder have been obtained by the landlord from the subsidiary’s previously posted cash letter of credit. That letter of credit will be depleted by approximately mid-September 2023. The Company, its subsidiary, and the landlord are in ongoing discussions concerning the termination of that legacy lease.

The Company has accrued liabilities for the reasons discussed above and will need to obtain funds in the third quarter of 2023 in order to fund operations through the third quarter of 2023. Such funds would also afford the Company time to explore and take advantage of growth opportunities and identify potential strategic partnerships. There can be no assurance that the Company will obtain funds, that the Company’s subsidiary will reach a mutually acceptable termination agreement with its landlord on the legacy building lease, that the Company will reach an agreement with SVB, on acceptable terms and conditions, or that any cost-cutting measures of the Company will be sufficient to continue operations. If the Company cannot achieve any of the foregoing, the Company will not be able to continue as a going concern and will need to explore restructuring and reorganization initiatives.

Merger Agreement with Aura

On February 26, 2023, we entered into a merger agreement with Aura Smart Air Ltd. (“Aura”), a company organized under the laws of the State of Israel (the “Merger Agreement”).

As previously disclosed, on August 14, 2023, we informed Aura that we were terminating the Merger Agreement, in accordance with Section 8.02 and Section 8.01(c)(i) of the Merger Agreement. We believe that Aura has committed a material and incurable breach of Section 6.02 of the Merger Agreement such that we are entitled to terminate the Merger Agreement pursuant to Section 8.01(c)(i)(B) of the Merger Agreement. On August 14, 2023, Aura notified us that it disputed the termination of the Merger Agreement and believes that we have breached Section 6.09 of the Merger Agreement. We are highly confident that we are not in breach of the Merger Agreement.

Notwithstanding Molekule’s termination of the Merger Agreement for, among other things, Aura’s failure to operate its business in the ordinary course, we had intended to continue discussions with Aura regarding future sales, marketing and technology collaboration and had intended to continue discussions regarding the parties’ current arrangements in connection with, and certain disagreements under, the surviving stand-alone Technology Collaboration Agreement and Co-Distribution Agreement entered into contemporaneously with the Merger Agreement. However, on August 22, 2023, Aura publicly reported that it had received notice from its supplier that provides IoT connectivity services to Aura’s products that such supplier had unilaterally disconnected all Aura products from the supplier’s cloud services, so that the data from the sensors installed in Aura’s products are no longer being transferred to Aura and, as a result, cannot be displayed on Aura’s platform and application used by Aura’s end customers, as part of the product’s characteristics, and Aura has no possibility to control the characteristics of the various remote products. As a result, the Aura devices that Molekule sold and previously offered to sell through the Co-Distribution Agreement will no longer transmit data to or from Aura supplier’s cloud and thus will not have IoT functionality, including control and monitoring. Molekule’s legacy products do not depend on Aura’s supplier’s services and thus will not be impacted by such supplier’s suspension of Aura’s product IoT connectivity capabilities. The Company does not believe this will have a material adverse effect on its business. The Company continues to evaluate the impact of this development on its business.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current beliefs and expectations of our management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast” or other similar expressions help identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Although Molekule believes that the expectations reflected in the forward-looking statements are reasonable based on information currently available, Molekule cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this Current Report on Form 8-K. The parties undertake no obligation to revise or update any of the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEKULE GROUP, INC.

Dated: August 23, 2023	By:	/s/ Ryan Tyler
		Name:	Ryan Tyler
		Title:	Chief Financial Officer